Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Equity Commonwealth 2015 Omnibus Incentive Plan, as amended, of our reports dated February 14, 2019, with respect to the consolidated financial statements and schedules of Equity Commonwealth and the effectiveness of internal control over financial reporting of Equity Commonwealth included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois
July 16, 2019